Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254015

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

To prospectus dated March 8, 2021

$

Arthur J. Gallagher & Co.

$                             % Senior Notes due 20

$                             % Senior Notes due 20

Arthur J. Gallagher & Co. (the “Company”) will issue $                aggregate principal amount of senior notes that will mature on                and bear interest at                % per annum (the “20         Notes”) and $                 aggregate principal amount of senior notes that will mature on                      and bear interest at             % per annum (the “20         Notes” and, together with the 20         Notes, the “Notes”).

Interest on the 20         Notes is payable semi-annually in arrears on                and                 of each year and interest on the 20         Notes is payable semi-annually in arrears on                      and                      of each year.

Interest on the 20         Notes will accrue from                , 2021 and the first interest payment date will be on                     , 2021 and interest on the 20         Notes will accrue from                     , 2021 and the first interest payment date will be on                     , 2021.

The Notes will rank equally with all existing and future unsecured, unsubordinated indebtedness of the Company and will rank senior to any subordinated indebtedness that the Company may incur.

The Notes may be redeemed at the option of the Company in whole at any time or in part from time to time at the applicable redemption prices specified under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, up to, but excluding, the redemption date. The 20         Notes are also subject to a Special Optional Redemption described under “Description of Notes—Special Optional Redemption upon a WTW Transaction Termination Event.”

As described under “Description of Notes—Purchase of Notes Upon a Change of Control Triggering Event,” if the Company experiences a change of control and a ratings decline, the Company will be required to offer to purchase the Notes from holders, unless the Company has previously redeemed the Notes.

Investing in our Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 3 of the accompanying prospectus. You should also consider the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors described in our Annual Report on Form 10-K.

	Per 20 Note		Total	Per 20 Note		Total
Public offering price (1)		%	$		%	$
Underwriting discount		%	$		%	$
Proceeds to the Company (before expenses)		%	$		%	$

(1)	Plus accrued interest from , 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”), for the accounts of its participants, including Euroclear Bank, SA/NV and Clearstream Banking, S.A. on or about                , 2021.

Book-Running Manager

BofA Securities

The date of this prospectus supplement is                 , 2021.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein or that is contained in any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein or that is contained in any free writing prospectus issued by us is accurate only as of their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the Notes in two separate documents: (1) this prospectus supplement, which describes the specific terms of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the Notes being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “our,” and “us” refer to both Arthur J. Gallagher & Co. and its consolidated subsidiaries. The term “you” refers to a prospective investor.

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CAUTIONARY STATEMENTS REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference, contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events and use words such as “anticipate,” “believe,” “estimate,” “expect,” “contemplate,” “forecast,” “project,” “intend,” “plan,” “potential,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “see,” “should,” “will” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: statements regarding expected benefits of the proposed WTW Transaction; the expected consideration to be paid in the proposed WTW Transaction; the expected revenue and EBITDAC impacts of the proposed WTW Transaction; the size and status of the combined organization within various jurisdictions following the proposed WTW Transaction; required regulatory approvals for the proposed WTW Transaction; the expected timing of the completion of the proposed WTW Transaction; expected duration and costs of integration; the anticipated financing of the proposed WTW Transaction; market and industry conditions, including competitive and pricing trends; acquisition strategy including the expected size of our acquisition program; the expected impact of acquisitions and dispositions; the development and performance of our services and products; changes in the composition or level of our revenues or earnings; our cost structure and the size and outcome of cost-saving or restructuring initiatives; future capital expenditures; future debt levels and anticipated actions to be taken in connection with maturing debt; future debt to earnings ratios; the outcome of contingencies; dividend policy; pension obligations; cash flow and liquidity; capital structure and financial losses; future actions by regulators; the outcome of existing regulatory actions, investigations, reviews or litigation; the impact of changes in accounting rules; financial markets; interest rates; foreign exchange rates; matters relating to our operations; income taxes, expectations regarding our investments, including our clean energy investments; human capital management, including diversity and inclusion initiatives; environmental, social and governance matters, including climate-resilience products and services and carbon emissions; and integrating recent acquisitions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.

Potential factors that could impact results include:

•	Risks related to the integration of the operations, businesses and assets acquired in the proposed WTW Transaction into the Company;

•

The possibility that the proposed WTW Transaction is not completed when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all;

•	The risk that the financing required to fund the proposed WTW Transaction is not obtained on the terms anticipated or at all;

•	Potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed WTW Transaction;

•

The possibility that our estimates of lost revenue in the operations acquired in the proposed WTW Transaction from breakage due to departing key brokers and other employees and the loss of clients are incorrect and actual lost revenue is greater than expected;

•

The possibility that the anticipated benefits of the proposed WTW Transaction, including cost savings and expected synergies, are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the acquired operations;

S-iv

•

The increased legal and regulatory complexity of entering additional geographic markets, including the risks associated with the labor and employment law frameworks in certain countries where the Company does not currently operate;

•	Conditions imposed in order to obtain required regulatory approvals for the proposed WTW Transaction;

•

Uncertainties in the global economy and equity and credit markets and their potential impact on the Company’s ability to finance the proposed WTW Transaction on acceptable terms, at favorable pricing, in a timely manner, or at all;

•	The possibility that the proposed WTW Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	Diversion of management’s attention from ongoing business operations and opportunities;

•	The inability to retain certain key employees of the operations acquired in the proposed WTW Transaction or the Company;

•	Risks associated with increased leverage from the proposed WTW Transaction;

•	Competitive responses to the proposed WTW Transaction;

•	Uncertainties as to the timing of the consummation of the proposed WTW Transaction and the ability of each party to consummate the proposed WTW Transaction;

•	That financial information subsequently presented for the business acquired in the proposed WTW Transaction in our subsequent public filings may be different from that presented herein;

•	The ongoing COVID-19 pandemic, including its effect on the economy, our employees, our clients, the regulatory environment and our operations;

•

The current or a future economic downturn or unstable economic conditions, whatever the cause, including the effects of the COVID-19 pandemic, or other factors like Brexit, worsening international relations, tariffs, trade wars, political violence and unrest in the U.S. or around the world, or climate change and other long-term environmental, social and governance matters and global health risks;

•	Volatility or declines in premiums or other adverse trends in the insurance industry;

•	Competitive pressures, including as a result of innovation, in each of our businesses;

•

Risks that could negatively affect the success of our acquisition strategy, including the impact of current economic uncertainty on our ability to source, review and price acquisitions, continuing consolidation in our industry and growing interest in acquiring insurance brokers on the part of private equity firms and newly public insurance brokers, which could make it more difficult to identify targets and could make them more expensive, the risk that we may not receive timely regulatory approval of desired transactions, execution risks, integration risks, poor cultural fit, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated liabilities such as cybersecurity issues or those relating to violations of anti-corruption and sanctions laws;

•	Failure to successfully and cost-effectively integrate recently acquired businesses and their operations or fully realize synergies from such acquisitions in the expected time frame;

•

Cyber attacks or other cybersecurity incidents including the ransomware incident referred to in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 under “Update on Ransomware Incident”; improper disclosure of confidential, personal or proprietary data; and changes to laws and regulations governing cybersecurity and data privacy;

•

Risks arising from changes in U.S. or foreign tax laws, including the current U.S. president’s administration’s potential reversal of all or part of the U.S. Tax Cuts and Jobs Act 2017 (which we refer to as the TCJA) and related regulations;

S-v

•	Uncertainty from the expected discontinuance of LIBOR;

•	Our failure to attract and retain experienced and qualified talent, including our senior management team, and the risk of our CEO or another senior executive contracting COVID-19;

•

Risks arising from our international operations, including the risks posed by political and economic uncertainty in certain countries (such as the risks posed by Brexit), risks related to maintaining regulatory and legal compliance across multiple jurisdictions (such as those relating to violations of anti-corruption, sanctions and privacy laws), rising global tensions and protectionism, and risks arising from the complexity of managing businesses across different time zones, languages, geographies, cultures and legal regimes that conflict with one another at times;

•

Risks particular to our risk management segment, including reduced economic activity due to COVID-19 further reducing claim activity, any slowing of the trend toward outsourcing claims administration, and the concentration of large amounts of revenue with certain clients;

•

Risks particular to our benefit consulting operations, including reduced economic activity due to COVID-19 further reducing fee revenue from special projects and risks to the business posed by potential changes to health legislation under the current U.S. president’s administration;

•	The higher level of variability inherent in contingent and supplemental revenues versus standard commission revenues, particularly in light of the changed revenue recognition accounting standard;

•	Sustained increases in the cost of employee benefits;

•	A disaster or other significant disruption to business continuity, including natural disasters and political violence and unrest in the U.S. or elsewhere around the world;

•	Damage to our reputation including as a result of environmental, social and governance matters;

•	Climate risks, including the risk of a systemic economic crisis and disruptions to our business caused by the transition to a low-carbon economy;

•

Our failure to apply technology effectively in driving value for our clients through technology-based solutions, or failure to gain internal efficiencies and effective internal controls through the application of technology and related tools;

•

Our failure to comply with regulatory requirements, including those related to governance and control requirements in particular jurisdictions, international sanctions, or a change in regulations or enforcement policies that adversely affects our operations (for example, relating to insurance broker compensation methods);

•

Violations or alleged violations of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 or other anti-corruption laws and the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (which we refer to as FATCA);

•	The outcome of any existing or future investigation, review, regulatory action or litigation;

•	Unfavorable determinations related to contingencies and legal proceedings;

•	Significant changes in foreign exchange rates;

•	Changes to our financial presentation from new accounting estimates and assumptions;

•

Risks related to our clean energy investments, including intellectual property claims, utilities switching from coal to natural gas or renewable energy sources, environmental and product liability claims, environmental compliance costs and the risk of disallowance by the Internal Revenue Service (which we refer to as the IRS) of previously claimed tax credits;

•	The risk that our outstanding debt adversely affects our financial flexibility and restrictions and limitations in the agreements and instruments governing our debt;

S-vi

•	The risk we may not be able to receive dividends or other distributions from subsidiaries;

•	The risk of share ownership dilution when we issue common stock as consideration for acquisitions and for other reasons; and

•	Volatility of the price of our common stock.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above, and are currently, or in the future could be, amplified by the COVID-19 pandemic. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. Many of the factors that will determine these results are beyond our ability to control or predict. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date that they are made, and we do not undertake any obligation to update any such statements or release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect new information, future or unexpected events or otherwise, except as required by applicable law or regulation.

A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” below and in the accompanying prospectus and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any reports we file with the SEC in the future, which are incorporated by reference to this prospectus supplement.

S-vii

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein or therein. This summary highlights selected information from this prospectus supplement and the accompanying prospectus regarding the offering of the Notes. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the offering as well as other considerations that are important to you in making a decision to invest in the Notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement, and the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to determine whether an investment in the Notes is appropriate for you.

Our Company

We are engaged in providing insurance brokerage and consulting services, and third-party property/casualty claims settlement and administration services to entities in the U.S. and abroad. In the three-month period ended March 31, 2021, we generated approximately 71% of our revenues for the combined brokerage and risk management segments domestically and 29% internationally, primarily in Australia, Bermuda, Canada, the Caribbean, New Zealand and the U.K. We have three reportable segments: brokerage, risk management and corporate, which contributed approximately 74%, 12% and 14%, respectively, to revenues during the three-month period ended March 31, 2021. Our major sources of operating revenues are commissions, fees and supplemental and contingent revenues from brokerage operations and fees from risk management operations. Investment income is generated from invested cash and fiduciary funds, clean energy and other investments, and interest income from premium financing.

Recent Developments

The WTW Transaction

On May 12, 2021, we entered into a Security and Asset Purchase Agreement (the “SAPA”) to acquire certain Willis Towers Watson plc reinsurance, specialty and retail brokerage operations (the “WTW Transaction”) as part of a proposed regulatory remedy for the pending Aon plc and Willis Towers Watson plc combination. The combined operations, which include certain of Willis Re’s treaty and facultative reinsurance brokerage operations, as well as certain U.K. specialty, European and North American brokerage operations, generated $1.3 billion of estimated pro forma revenue and $357 million of estimated pro forma EBITDAC for the year ended December 31, 2020. These pro forma 2020 estimates reflect adjustments based on our estimate of revenues reported in the acquired operations’ 2020 unaudited financial information associated with business that has been lost since December 31, 2020, plus an estimate for clients that may not renew before the transaction closes and during the integration period and the departure of key brokers and other employees, which we refer to collectively as “breakage”, as well as normalization of operating expenses and additional necessary investments. In addition, specific costs have been identified as adjustments to the acquired operations’ 2020 unaudited financial information in order to better reflect our estimate of pro forma EBITDAC. Specifically, these cost adjustments include the normalization of operating expenses to reflect the extraordinary impact of the COVID-19 pandemic in 2020 and additional investments in operations attributed to the target business based on the appropriate expense allocation for specific services provided from the center.

Under the SAPA, we will acquire the combined operations for gross consideration of $3.57 billion. Integration is expected to take approximately 3 years with total non-recurring integration costs estimated to be approximately $350 million.

The WTW Transaction is subject to European Commission, U.S. Department of Justice and other regulatory approvals, including regulatory approvals related to the pending Aon plc and Willis Towers Watson plc combination and the proposed remedy. In addition, the SAPA has an accordion feature providing for the acquisition of additional operations if needed for regulatory approval of the Aon plc and Willis Towers Watson combination. Financial consideration would adjust accordingly. The WTW Transaction is expected to close during the second half of 2021.

We expect to use the net proceeds of a public offering of up to 10,350,000 shares of our common stock that launched and is expected to price on May 12, 2021 (the “concurrent equity offering”), of this offering, available cash and available borrowings under our Revolving Credit Facility, or other borrowings to fund the purchase price for the WTW Transaction. See “Use of Proceeds.”

This offering is not conditioned on the closing of the WTW Transaction or the concurrent equity offering, and there can be no assurance that either the concurrent equity offering or the WTW Transaction will be completed. See “Risk Factor—There can be no assurance that the WTW Transaction will be completed or that we will realize the expected benefits of the WTW Transaction.”

Non-GAAP Measures

This prospectus supplement refers to EBITDAC, a measure not in accordance with, or an alternative to, the GAAP information provided herein. EBITDAC is defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn out payables. EBTIDAC with respect to the acquired business is prepared based on the unaudited financial and other information made available to us as well as management estimates. We believe EBITDAC provides a meaningful representation of its operating performance and improves the comparability of results between periods by eliminating the impact of certain items that have a high degree of variability. The most directly comparable GAAP measure is earnings from continuing operations.

Corporate Information

Our principal executive offices are located at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050. Our telephone number is (630) 773-3800. Our website is http://www.ajg.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about this offering. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the Notes, see “Description of Notes” in this prospectus supplement and “Description of Securities” in the accompanying prospectus. Unless the context otherwise indicates, in this section “Summary—The Offering,” the terms the “Company,” “we,” “us” and “our” refer to Arthur J. Gallagher & Co. only and not to any of its subsidiaries.

Issuer	Arthur J. Gallagher & Co., a Delaware corporation.

Notes Offered	$ aggregate principal amount of senior notes due 20 and $ aggregate principal amount of senior notes due 20 .

Interest Rate	The 20 Notes will bear an interest rate equal to % per annum, and the 20 Notes will bear an interest rate equal to % per annum.

Interest Payment Dates	Interest on the 20 Notes is payable on and of each year, beginning on , 2021 and interest on the 20 Notes is payable on and of each year, beginning on , 2021.

Maturity Date	The 20 Notes will mature on 20 and the 20 Notes will mature on 20 .

Ranking	The Notes will be senior unsubordinated unsecured obligations of the Company and will:

•	rank equally with all of the Company’s existing and future unsubordinated and unsecured debt;

•	be senior in right of payment to all of the Company’s existing and future subordinated debt;

•	be effectively subordinated to all of the Company’s existing and future secured debt, to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all existing and future liabilities of the Company’s subsidiaries, including any claims of trade creditors.

As of March 31, 2021, we had approximately $4.37 billion of outstanding senior indebtedness that would rank equally with the Notes.

As of March 31, 2021, we had no secured indebtedness outstanding.

The Company has only a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of such subsidiaries have against those subsidiaries. Holders of the Notes will be creditors only of the Company and not creditors of the Company’s subsidiaries. As a result, all the existing and future liabilities of the Company’s subsidiaries, including any claims of trade creditors, will be structurally senior to the Notes.

As of March 31, 2021 our subsidiaries had approximately $157.1 million of indebtedness (excluding intercompany liabilities) to which the Notes would have been structurally subordinated.

For more information on the ranking of the Notes, see “Description of Notes—Ranking.”

Special Optional Redemption	We may, at our option, redeem the 20 Notes, in whole and not in part, by providing notice of such redemption to the holders of 20 Notes within 30 days following a WTW Transaction Termination Event (as defined herein), at a redemption price equal to 101% of the aggregate principal amount of 20 Notes, plus any accrued and unpaid interest on the 20 Notes to, but excluding, the redemption date.

If within 30 days after the occurrence of a WTW Transaction Termination Event, the Company elects not to redeem the 20 Notes, or if the Company notifies holders of its election to redeem the 20 Notes within such 30-day period but does not consummate the redemption on the date fixed for such redemption, the interest rate on the 20 Notes will increase by 2.50% beginning on (and including) the first day of the interest period following the interest period in which the WTW Transaction Termination Event occurred until the maturity date of the 20 Notes. See “Description of Notes—Special Optional Redemption upon a WTW Transaction Termination Event.”

The 20 Notes are not subject to the Special Optional Redemption.

Optional Redemption	Prior to , 20 (the date that is months prior to the scheduled maturity date for the 20 ), we may, at our option, redeem the 20 Notes, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the 20 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after , 20 (the date that is months prior to the scheduled maturity date for the 20 Notes), we may, at our option, redeem the 20 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 20 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to , 20 (the date that is months prior to the scheduled maturity date for the 20 Notes), we may, at our option, redeem the 20 Notes, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the 20 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after , 20 (the date that is months prior to the scheduled maturity date for the 20 Notes), we may, at our

option, redeem the 20     Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 20     Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

See “Description of Notes—Optional Redemption.”

Purchase of Notes upon a Change of Control Triggering Event	If a Change of Control Triggering Event (as defined herein) occurs, the Company will make an offer to each holder of Notes to repurchase all of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess thereof) plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. See “Description of Notes—Purchase of Notes Upon a Change of Control Triggering Event.”

Further Issuances	The Company may, from time to time, without notice to or the consent of the holders of either series of Notes, issue additional Notes of such series under the Indenture (as defined herein), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and the public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and such additional Notes will form a single series with the relevant series of previously issued Notes, including for voting purposes; provided that if such additional Notes are not fungible with the relevant series of previously issued Notes for U.S. federal income tax purposes, such additional Notes will be issued with a different CUSIP, ISIN, Common Code and/or other securities identifier than the identifier used for such previously issued Notes.

Use of Proceeds	We expect to use the net proceeds of this offering to fund a portion of the cash consideration payable in connection with the WTW Transaction and, to the extent that any proceeds remain thereafter, or if the WTW Transaction is not completed, for general corporate purposes including other acquisitions. In addition to the net proceeds from this offering, we expect to use available cash and available borrowings under our multicurrency credit agreement, dated June 7, 2019, as amended (the “Revolving Credit Facility”), proceeds from the concurrent equity offering, or other borrowings to complete the WTW Transaction. This offering is not conditioned on the closing of the WTW Transaction and there can be no assurance that the WTW Transaction will be completed. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” as well as the other information included in or incorporated by reference into this prospectus supplement, including the risk factors described in our Annual Report on Form 10-K, before deciding whether to invest in the Notes.

No Prior Market	The Notes are a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Certain Covenants	We will issue the Notes under an Indenture that will, among other things, limit our ability to incur certain secured indebtedness and to consolidate, merge or sell all or substantially all of our assets. These limitations will be subject to a number of important qualifications and exceptions. See “Description of Notes.”

Governing Law	The Notes and the Indenture under which they will be issued will be governed by New York law.

Trustee	The Bank of New York Mellon Trust Company, N.A.

No Listing	We do not intend to apply for listing of the notes on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Form and Denomination	The Notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

RISK FACTORS

You should carefully consider these risk factors, the risk factors in the accompanying prospectus, the risks described in the documents incorporated by reference in this prospectus, and all of the other information herein and therein before making an investment decision. See the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated herein by reference, for additional risk factors that affect us, including, but not limited to, risks relating to our business.

Risks Relating to the Proposed WTW Transaction.

There can be no assurance that the WTW Transaction will be completed or that we will realize the expected benefits of the WTW Transaction.

The WTW Transaction is part of a proposed regulatory remedy for the pending combination of Aon plc and Willis Towers Watson plc (the “Aon Willis Transaction”) and, as such, the completion of the WTW Transaction is dependent upon the completion of the Aon Willis Transaction. The Aon Willis Transaction requires antitrust clearance in a number of jurisdictions, including Australia, the European Union, New Zealand, Singapore and the United States. We can provide no assurance that the various conditions to closing of the WTW Transaction will be satisfied, including the closing of the Aon Willis Transaction and the receipt of anti-trust, regulatory or other necessary approvals, or as to the terms on which any such approvals may be given. Our ability to complete the WTW Transaction may also be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

Although we currently anticipate that the WTW Transaction, should it occur, will be accretive to earnings per share (on an as adjusted earnings basis for estimated reduction in revenue as a result of non-renewal of clients, departed key brokers and other employees, and expected changes in operating expenses and other items that is not pursuant to GAAP) from and after its closing, this expectation is based on assumptions about our business, the operations to be acquired and preliminary estimates, which may change materially. As a result, should the WTW Transaction occur, certain other amounts to be paid in connection with the WTW Transaction may cause dilution to our earnings per share or decrease or delay the expected accretive effect of the WTW Transaction and cause a decrease in the market price of our common stock. In addition, a change in the assumption may result in a change in future earnings, which could be material.

We may encounter integration challenges and the WTW Transaction may not perform as expected.

We can provide no assurance that we will be able to successfully integrate the operations acquired in the WTW Transaction or achieve expected cost savings or synergies from such integration, that the acquired operations will perform as expected, or that we will not incur unforeseen obligations or liabilities. It is possible that our experience in running the operations acquired in the WTW Transaction will require us to adjust our expectations regarding the impact of the acquisition on our operating results. In particular, the amount of revenue we expect the acquired operations to lose, due to the departure of key employees, the loss of key clients within the acquired operations, or for other reasons, is based upon estimates, assumptions and projections that may turn out to be incorrect. As a result, actual lost revenue within the acquired operations may be greater than anticipated. In addition, integration efforts are anticipated to be complex and may divert management attention and resources, which could adversely affect our operating results.

The risk of non-compliance with non-U.S. laws, regulations and policies could adversely affect our results of operations, financial condition or strategic objectives.

The WTW Transaction will introduce us into a number of new geographic markets, subjecting us to additional non-U.S. laws, regulations and policies which do not currently apply to us. These laws and regulations are complex, change frequently, have become more stringent over time, could increase our cost of doing business, and could result in conflicting legal requirements. These laws and regulations include international labor and employment laws, data privacy requirements, and local laws prohibiting corrupt payments to government officials. We will be subject to the risk that we, our employees, our agents, or our affiliated entities, or their respective officers, directors, employees and agents, may take actions determined to be in violation of any of these laws, regulations or policies, for which we might be held responsible. Actual or alleged violations could result in substantial fines, sanctions, civil or criminal penalties, debarment from government contracts, curtailment of operations in certain jurisdictions, competitive or reputational harm, litigation or regulatory action and other consequences that might adversely affect our results of operations, financial condition or strategic objectives.

Employees of the operations to be acquired in France, Germany and the Netherlands are represented by work councils that need to be informed and consulted with in relation to the potential sale of those businesses to us. In the case of France and the Netherlands, the SAPA provides that the sale of those entities will not take place until such consultation has concluded and accordingly it is possible that the completion of the acquisition of those entities will be delayed beyond the closing of the principal transaction (or, in certain very limited circumstances, that they will not be completed at all). The consideration allocated to such entities will not be paid until the transfer of shares of those entities actually takes place.

In addition to work councils in France, the Netherlands and Germany, there are also various company-level, industry-level and/or national-level, collective bargaining agreements in place in Argentina, Brazil, France, Germany, Italy, Norway, Poland, Senegal, Spain, Sweden, and Vietnam. Maintaining positive industrial relations with the works councils in France, the Netherlands, and Germany will therefore be important to avoid disruptions and continue the smooth operations in these countries, and future changes to terms and conditions or working practices of employees or any workforce rationalization may be subject to works council and/or renegotiation of company-level collective bargaining agreements in the relevant countries.

While we believe that relations with work councils and trade unions in these countries are and will continue to be satisfactory, work stoppages could occur and we may not be successful in negotiating new collective bargaining agreements. In addition, collective bargaining negotiations may (1) result in significant increases in the cost of labor, (2) divert management’s attention away from operating the business or (3) break down and result in the disruption of operations. The occurrence of any of the preceding conditions could result in increased costs and impair our ability to operate our business.

There can be no assurance that we will be able to secure the required financing in connection with the acquisition on acceptable terms, at favorable pricing, in a timely manner, or at all.

We expect to finance the WTW Transaction using a combination of cash on hand and the proceeds of equity and/or debt offerings, including this offering and the concurrent equity offering. The completion of the WTW Transaction is not conditioned on our ability to obtain financing. If our ability to raise funds through the capital markets is impacted for any reason, including, but not limited to, a deterioration in our financial results, poor economic conditions, or stock market volatility, we may be unable to complete equity and/or debt offerings on acceptable terms, at favorable pricing, in a timely manner, or at all. Additionally, the cost of financing the WTW Transaction could be more expensive than expected. If we are unable to obtain such financing as anticipated, we may be compelled to specifically perform our obligations to complete the WTW Transaction or could otherwise be subject to claims under the SAPA, each of which could have a material adverse effect on the Company.

We are not providing pro forma financial statements reflecting the impact of the WTW Transaction on our historical financial information or separate financial statements for the business we are acquiring.

We are not in a position at this time to include pro forma financial information reflecting the estimated pro forma impact of the WTW Transaction on our historical financial information in this prospectus supplement or to include separate financial statements for the businesses we are acquiring. As a result, investors will be required to determine whether to participate in this offering without the benefit of this financial information. The information we have presented in this prospectus supplement has been prepared based on information made available to us as well as estimates and adjustments deemed appropriate by us based on such information and has not been subject to audit or reviewed by any third party. In addition, audited or pro forma financial information we may be required to present following completion of the WTW Transaction may be prepared on a basis different from the information we have used to prepare the initial estimates regarding the impact of the WTW Transaction. As a result, the financial information with respect to the businesses we are acquiring included in our future financial statements or in any future public filings may differ materially from the information we believe to be relevant and have disclosed in connection with this offering.

We have made certain assumptions relating to the WTW Transaction which may prove to be materially inaccurate.

We have made certain assumptions relating to the WTW Transaction, which assumptions may be inaccurate, including as a result of the failure to realize the expected benefits of the WTW Transaction, higher than expected transaction and integration costs and unknown liabilities as well as general economic and business conditions that adversely affect the combined company following the WTW Transaction. These assumptions relate to numerous matters, including:

•	projections of future revenue, EBITDAC and our earnings per share, including assumptions and projections regarding revenue we expect to lose due to “breakage”;

•	projections of future expenses and expense allocation relating to the WTW Transaction and the acquired assets;

•	our ability to maintain, develop and deepen relationships with employees, including key brokers, and customers associated with the acquired assets;

•	our ability to issue equity and debt or any other financing, or to generate and maintain needed cash from operations, to complete the WTW Transaction;

•	the amount of goodwill and intangibles that will result from the WTW Transaction;

•	certain other purchase accounting adjustments that we may be required to record in our financial statements in connection with the WTW Transaction;

•	acquisition costs, including restructuring charges and transaction costs; and

•	other financial and strategic risks of the WTW Transaction.

In the event that the closing of the WTW Transaction has not occurred on or prior to the earlier of (i) April 30, 2022 and (ii) the date the SAPA is terminated, we will have the option to redeem the 20     Notes at a redemption price equal to 101% of the aggregate principal amount of the 20     Notes being redeemed, together with accrued and unpaid interest thereon, if any, and, as a result, holders of the 20     Notes may not obtain their expected return on the 20     Notes.

We may not consummate the WTW Transaction within the timeframe specified under “Description of the Notes—Special Optional Redemption upon a WTW Transaction Termination Event,” or the WTW Transaction may be terminated. Our ability to consummate the WTW Transaction is subject to customary closing conditions over which we have limited or no control, including regulatory approvals related to the pending Aon Willis Transaction. In the event that the closing of the WTW Transaction has not occurred on or prior to the earlier of (i) April 30, 2022, and (ii) the date the SAPA is terminated, we will have the option to redeem all outstanding 20     Notes, at a redemption price equal to 101% of the aggregate principal amount of the 20     Notes being redeemed, together with accrued and unpaid interest thereon, if any. If we redeem the 20     Notes pursuant to the

Special Optional Redemption, you may not obtain your expected return on the 20     Notes. Your decision to invest in the 20     Notes is made at the time of the offering of the 20     Notes. You will have no rights under the Special Optional Redemption provision if the closing of the WTW Transaction occurs within the specified timeframe, nor will you have any right to require us to redeem your 20     Notes if the WTW Transaction does not close.

Risks Relating to the Notes

We depend on cash flow of our subsidiaries to make payments on our securities.

Arthur J. Gallagher & Co. is a holding company. Our subsidiaries conduct substantially all of our consolidated operations and own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend in large part upon the cash flow of our subsidiaries and the payment of funds by the subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of our debt securities or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. The Notes effectively rank junior to all liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or dissolution of a subsidiary and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise. The Indenture does not limit the amount of unsecured debt which our subsidiaries may incur. In addition, we and our subsidiaries may incur secured debt and enter into sale and leaseback transactions, subject to certain limitations. See “Description of the Notes—Certain Covenants.”

The Notes will not restrict our ability to incur additional debt, to repurchase outstanding securities or to take other actions that could negatively impact our ability to satisfy our respective obligations under the Notes.

Neither the Notes nor the Indenture governing the Notes will restrict our ability or the ability of our subsidiaries to incur additional debt, repurchase securities, recapitalize, or pay dividends or make distributions to shareholders, or require us to maintain interest coverage or other current ratios. Although the Indenture governing the Notes will contain limited covenants that would restrict our ability and the ability of our subsidiaries to incur certain secured indebtedness, these restrictions only apply to the extent that the indebtedness incurred is secured by a lien on the Capital Stock of any of our Significant Subsidiaries (as defined in the Indenture).

Other than as described above and under the caption “Description of the Notes—Repurchase Upon a Change of Control” below, the provisions of the Indenture governing the Notes will not afford holders of debt securities issued thereunder, including the Notes, protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders. In addition, our ability to recapitalize, incur additional debt and take a number of other actions that will not be limited by the terms of the Notes or the Indenture could have the effect of diminishing our ability to make payments on the Notes when due.

The Notes will not be guaranteed by any of our subsidiaries.

The Notes will be our general unsecured obligations and will not be guaranteed by any of our subsidiaries. Accordingly, claims of holders of the Notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us to satisfy our obligations under the Notes. In addition, the Indenture governing the notes will not prohibit our subsidiaries from incurring additional indebtedness.

As of March 31, 2021, our subsidiaries had approximately $157.1 million of indebtedness (excluding, intercompany liabilities) to which the Notes would have been structurally subordinated.

The Notes will be unsecured and therefore will be effectively subordinated to our future secured debt, if any.

The Notes will not be secured. As of March 31, 2021, we had no secured indebtedness outstanding. The Notes will be effectively subordinated to any secured indebtedness we incur in the future to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure such debt will be available to pay obligations on the Notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

Changes in our credit ratings may adversely affect your investment in the Notes.

The ratings of debt rating agencies assigned to the Notes are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market prices or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such ratings may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the Notes and increase our corporate borrowing costs.

A liquid trading market for the Notes may not develop.

There may be no trading market for the Notes. We have been advised by the underwriters for this offering that they presently intend to make a market in the Notes after the consummation of the offering contemplated by this prospectus supplement, although they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. The liquidity of any market for the Notes will depend upon the number of holders of those Notes, our performance, the market for similar securities, the interest of securities dealers in making a market in those Notes and other factors. A liquid trading market may not develop for the Notes. As a result, the market price of the Notes could be adversely affected.

We may not be able to repurchase the Notes upon a change of control.

Under certain circumstances, and upon the occurrence of specific kinds of change of control events accompanied by a ratings decline with respect to the Notes, we will be required to offer to repurchase all outstanding Notes at 101% of their principal amount plus accrued and unpaid interest, unless we had previously exercised our right to redeem the Notes. If we experience such a change of control and rating decline, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase such Notes. Our failure to purchase the Notes as required under the terms of the Notes would result in a default under the Indenture, which could have material adverse consequences for us and the holders of the Notes. See “Description of the Notes—Purchase of Notes Upon a Change of Control Triggering Event.”

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $                .

We expect to use the net proceeds of this offering to fund a portion of the cash consideration payable in connection with the WTW Transaction and, to the extent that any proceeds remain thereafter, or if the WTW Transaction is not completed, for general corporate purposes including other acquisitions. In addition to the net proceeds from this offering, we expect to use available cash and available borrowings under our Revolving Credit Facility, proceeds from the concurrent equity offering, or other borrowings to complete the WTW Transaction. This offering is not conditioned on the closing of the WTW Transaction and there can be no assurance that the WTW Transaction will be completed.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2021 on an actual basis only. This table does not reflect this offering, the WTW Transaction, the concurrent equity offering or any other debt or equity transaction to finance the WTW Transaction.

You should read this table in conjunction with our unaudited consolidated financial statements for the quarterly period ended March 31, 2021 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021.

The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

March 31, 2021
(In millions)
Cash:
Cash and cash equivalents	$526.3
Debt:
Revolving Credit Facility	$—
Premium Financing Debt Facility(1):
Facility B	133.8
Facility C and D	17.5
Senior Notes(2)(3)	4,373.0
Other	5.8

Total debt	4,530.1
Less current portion of long-term debt	—

Total long-term debt	4,530.1

Stockholders’ equity:
Total stockholders’ equity	6,779.5
Non-controlling interests	48.4

Total controlling interests stockholders’ equity	6,731.1

Total capitalization	$11,261.2

(1)

The terms of the Premium Financing Debt Facility include various financial covenants, including covenants that require us to maintain specified financial ratios. We were in compliance with these covenants as of March 31, 2021. The Premium Financing Debt Facility also includes customary provisions for transactions of this type, including events of default, with corresponding grace periods and cross-defaults to other agreements evidencing our indebtedness. Facilities B, C and D are secured by the premium finance receivables of the Australian and New Zealand premium finance subsidiaries.

(2)

Reflects debt outstanding pursuant to note purchase agreements, which contain customary provisions for transactions of this type, including representations and warranties regarding us and our subsidiaries and various financial covenants, including covenants that require us to maintain specified financial ratios. We were in compliance with these covenants as of March 31, 2021. The note purchase agreements also provide customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the notes, covenant defaults, cross-defaults to other agreements evidencing our or our subsidiaries’ indebtedness, certain judgments against us or our subsidiaries and events of bankruptcy involving us or our material subsidiaries. The notes issued under the note purchase agreement are senior unsecured obligations of ours and rank equal in right of payment with the notes offered hereby.

(3)

Does not reflect $75 million of 2.46% notes due 2036 issued on May 5, 2021, pursuant to the Note Purchase Agreement, dated February 10, 2021, and $210 million outstanding under the Revolving Credit Facility as of April 30, 2021.

DESCRIPTION OF NOTES

The following is a description of the material terms of the Notes offered pursuant to this prospectus supplement. This description supplements, and to the extent inconsistent, modifies the description of the general terms and provisions of the debt securities that is set forth in the accompanying prospectus under “Description of Securities.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement.

The Notes will be issued under an indenture to be dated as of the date of closing of this offering (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”). The following statements with respect to the Notes are summaries of the provisions of the Notes and the Indenture. We urge you to read such documents in their entirety because they, and not this description, will define your rights as holders of the Notes. A copy of the form of Indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Unless the context otherwise indicates, in this section “Description of Notes,” the terms the “Company,” “we,” “us” and “our” refer to Arthur J. Gallagher & Co. only and not to any of its subsidiaries.

General

The Company will issue 20     Notes in an initial principal amount of $                 and 20     Notes in an initial principal amount of $                . As described under “—Further Issuances,” under the Indenture the Company can issue additional Notes of either series at later dates. In addition, the Company can issue additional series of debt securities without limitation as to aggregate principal amount under the Indenture in the future.

The Notes will be issued only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 above that amount. The Notes will be represented by global certificates registered in the name of a nominee of The Depository Trust Company, which we refer to in this prospectus supplement as DTC, as described under “—Book-Entry, Delivery and Form.”

The trustee, through its corporate trust office, will act as the Issuer’s paying agent and security registrar in respect of the Notes. The current location of such corporate trust office for such purposes is The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602. So long as the Notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by the Company through the paying agent to DTC.

The Notes will not be entitled to the benefit of any sinking fund other than in the event of a Special Optional Redemption. See “—Special Optional Redemption upon a WTW Transaction Termination Event” below for more information.

Payments

The 20 Notes will mature on                 ,                  20     and the 20     Notes will mature on                 ,                  20     .

Interest on the 20     Notes is payable semi-annually in arrears on                  and                  of each year, beginning on                , 2021 and interest on the 20     Notes is payable semi-annually in arrears on                  and                  of each year, beginning on                , 2021.

The Company will pay interest to those persons who were holders of record of the 20     Notes on                  or                  (whether or not a business day) immediately preceding the applicable interest payment date and to those persons who were holders of record of the 20     Notes on                  or                  whether or not a business day) immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, or duly provided for, from the date it was most recently paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date or the maturity date of the notes is not a business day, then the related payment of interest and/or principal on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date or maturity date and no further interest will accrue in respect of the delay. “Business day” means, with respect to the notes, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, New York City are authorized or obligated by law or executive order to close.

Further Issuances

The Company may, from time to time, without notice to or the consent of the holders of the Notes, issue additional Notes of either series under the Indenture, in which case any additional Notes of such series so issued will have the same form and terms (other than the date of issuance and the public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and such additional Notes of the applicable series will form a single series with the previously issued Notes of such series, including for voting purposes.

Ranking

The Notes are senior unsubordinated unsecured obligations of the Company and will:

•	rank equally with all of the Company’s existing and future unsubordinated and unsecured debt;

•	be senior in right of payment to all of the Company’s existing and future subordinated debt;

•	be effectively subordinated to all of the Company’s existing and future secured debt, to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all existing and future liabilities of the Company’s subsidiaries, including any claims of trade creditors.

As of March 31, 2021, the Company had approximately $4.37 billion of outstanding senior indebtedness that would rank equally with the Notes. As of March 31, 2021, the Company had no secured indebtedness outstanding.

The Company has only a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of such subsidiaries have against those subsidiaries. Holders of the Notes will be creditors only of the Company and not creditors of the Company’s subsidiaries. As a result, all of the existing and future liabilities of the Company’s subsidiaries, including any claims of trade creditors, will be structurally senior to the Notes.

The Company’s subsidiaries have other liabilities, including contingent liabilities that may be significant. The Indenture does not contain any limitations on the amount of additional debt that the Company may incur (other than certain debt secured by liens on the Capital Stock of Significant Subsidiaries) or on the amount of additional debt that the Company’s subsidiaries may incur. The amounts of this debt could be substantial, and this debt may be debt of the Company’s subsidiaries, in which case this debt would be effectively senior in right of payment to the Notes. As of March 31, 2021 the Company’s subsidiaries had approximately $157.1 million of indebtedness (excluding, intercompany liabilities) to which the Notes would have been structurally subordinated.

The Notes are obligations exclusively of the Company. Substantially all of its operations are conducted through its subsidiaries. Therefore, the Company’s ability to service its debt, including the Notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to the Company. Certain laws restrict the ability of these subsidiaries to pay dividends and make loans and advances to the Company. In addition, such subsidiaries may enter into contractual arrangements that limit their ability to pay dividends and make loans and advances to the Company.

Special Optional Redemption upon a WTW Transaction Termination Event

We expect to use the net proceeds from this offering in connection with the WTW Transaction, as described under “Use of Proceeds.” The closing of this offering is expected to occur prior to the consummation of the WTW Transaction. We may, at our option, redeem the 20     Notes, in whole and not in part, by providing notice of such redemption to the holders of 20     Notes within 30 days following a WTW Transaction Termination Event, at a redemption price equal to 101% of the aggregate principal amount of 20     Notes, plus any accrued and unpaid interest on the 20     Notes to, but excluding, the redemption date.

A WTW Transaction Termination Event will have occurred if:

(1)	on or prior to April 30, 2022 (the “WTW Transaction Deadline”),

(a)	the WTW Transaction is not consummated, or

(b)	the Company has publicly announced that the WTW Transaction will not be consummated; or

(2)	if prior to the WTW Transaction Deadline, the SAPA is terminated, other than in connection with the consummation of the WTW Transaction,

provided, that if the SAPA is amended to extend the date by which the WTW Transaction must be consummated, the WTW Transaction Deadline with respect to the 20     Notes will be extended to the same date, but in no event will the WTW Transaction Deadline be extended beyond October 30, 2022. The Trustee shall not be charged with knowledge of, or responsible for monitoring whether, a WTW Transaction Termination Event has occurred.

If within 30 days after the occurrence of a WTW Transaction Termination Event, the Company elects not to redeem the 20     Notes, or if the Company notifies holders of its election to redeem the 20     Notes within such 30-day period but does not consummate the redemption on the date fixed for such redemption, the interest rate on the 20     Notes will increase by 2.50% beginning on (and including) the first day of the interest period following the interest period in which the WTW Transaction Termination Event occurred until the maturity date of the 20     Notes. If the interest rate on the 20     Notes is increased as described in this paragraph, the term “interest,” as used with respect to the 20     Notes, will be deemed to include any such additional interest unless the context otherwise requires. Neither the Trustee nor the Paying Agent shall be responsible for monitoring whether the interest rate for the 20     Notes has, or should have, increased, and in all cases, the Trustee shall be fully protected in relying upon notification by the Company to the Trustee of any such change in the interest rate.

The Company will send a notice of redemption to each holder of 20     Notes to be redeemed in accordance with the notice delivery procedures of DTC at least 15 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults on payment of the redemption price, interest will cease to accrue on the 20     Notes on the redemption date.

Optional Redemption

Prior to                 , 20     (the date that is          months prior to the scheduled maturity date for the 20     Notes), we may, at our option, redeem the 20     Notes, in whole at any time or in part from time to time (in principal amounts equal to $2,000 or an integral multiple of $1,000 in excess thereof). The redemption price will be equal to the greater of (i) 100% of the principal amount of the 20     Notes to be redeemed and (ii) the sum of the present value of (x) the payment on the                 , 20     of the principal amount of the 20     Notes to be redeemed and (y) the payment of the remaining scheduled payments through the                 , 20     of interest on the 20     Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus                basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after                 , 20     (the date that is          months prior to the scheduled maturity date for the 20     Notes), we may, at our option, redeem the Notes, in whole at any time or in part from time to time (in principal amounts equal to $2,000 or an integral multiple of $1,000 in excess thereof) at a redemption price equal to 100% of the principal amount of the 20     Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to                 , 20     (the date that is          months prior to the scheduled maturity date for the 20     Notes), we may, at our option, redeem the 20     Notes, in whole at any time or in part from time to time (in principal amounts equal to $2,000 or an integral multiple of $1,000 in excess thereof). The redemption price will be equal to the greater of (i) 100% of the principal amount of the 20     Notes to be redeemed and (ii) the sum of the present value of (x) the payment on                 , 20     of the principal amount of the 20     Notes to be redeemed and (y) the payment of the remaining scheduled payments through                 , 20     of interest on the 20     Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after                 , 20     (the date that is          months prior to the scheduled maturity date for the 20     Notes), we may, at our option, redeem the 20     Notes, in whole at any time or in part from time to time (in principal amounts equal to $2,000 or an integral multiple of $1,000 in excess thereof) at a redemption price equal to 100% of the principal amount of the 20     Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of each of the 20     Notes and the 20     Notes to be redeemed (assuming, for this purpose, that the 20    Notes matured on                  and the 20    Notes matured on                 ) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means (1) BofA Securities, Inc. and its respective successors; provided, however, that if any of the forgoing ceases to be a primary dealer of U.S. government securities in the United States (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer and (2) at least four other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding the redemption date for the Notes being redeemed.

“Treasury Rate” means, with respect to any redemption date: (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the respective series of Notes being redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the date fixed for redemption.

The Company will send a notice of redemption to each holder of Notes to be redeemed in accordance with the notice delivery procedures of DTC at least 15 and not more than 60 days prior to the date fixed for redemption. Any notice to holders of Notes to be redeemed of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an officers’ certificate delivered to the trustee no later than two business days prior to the redemption date. Unless the Company defaults on payment of the redemption price, interest will cease to accrue on the Notes to be redeemed or portions thereof called for redemption. If fewer than all of the Notes are to be redeemed, such Notes shall be selected not more than 45 days prior to the redemption date in accordance with the applicable procedures of DTC. Neither the trustee nor any registrar shall be liable for any such selection.

Notice of any redemption of Notes in connection with a transaction or an event may, at our discretion, be given prior to the completion or the occurrence thereof. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. We will provide written notice to the trustee as soon as practicable but in any event no later than two days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt and at our request the trustee will provide such notice to each holder of the notes to be redeemed in the same manner in which the notice of redemption was given.

Purchase of Notes Upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described above under the heading “—Optional Redemption,” the Company will make an offer to each holder of Notes of either series to repurchase all of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess thereof), plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will send a notice to each holder and the trustee describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 45 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflict.

On the Change of Control Triggering Event payment date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Company’s offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee, the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Company.

The paying agent will promptly pay, from funds deposited by the Company for such purpose, to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and send (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

Certain Covenants

Limitation on Liens

The Indenture provides that the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, incur or suffer to exist, any Lien, other than a Permitted Lien, securing Debt upon any Capital Stock of any Significant Subsidiary of the Company that is owned, directly or indirectly, by the Company or any of its subsidiaries, in each case whether owned at the date of the original issuance of the Notes or thereafter acquired, unless it has made or will make effective provision whereby the Notes will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Company or any subsidiary secured by such Lien. Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Lien.

Merger, Consolidation or Sale of Assets

The Company, without the consent of any holder of outstanding Notes, may consolidate with or merge into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to, any person; provided that:

(1)

either (x) the Company is the continuing corporation or (y) the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the Company, as the case may be, substantially as an entirety:

(a)	is organized under the laws of any United States jurisdiction, any state thereof or the District of Columbia; and

(b)	expressly assumes the Company’s obligations on the Notes and under the Indenture; and

(2)	after giving effect to the transaction, no event of default shall have happened and be continuing.

Events of Default

Each of the following constitutes an event of default with respect to a series of Notes under the Indenture:

•	a default in payment of interest on such series of Notes when due continued for 30 days;

•	a default in the payment of the principal of or premium, if any, on such series of Notes when due (whether at maturity, upon acceleration, redemption or otherwise);

•

a default in the performance, or breach, of any other covenant of the Company (other than a covenant a default in whose performance or whose breach is elsewhere dealt with or which has been included in the Indenture solely for the benefit of debt securities other than such series of the Notes) continued for 90 days after written notice from the trustee to the Company or from the holders of 25% or more in principal amount of the Notes outstanding to the Company and the trustee, respectively;

•

a default under any Debt by the Company or any of its respective subsidiaries that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $175 million or its foreign currency equivalent at the time, provided that the cure of such default shall remedy such Event of Default under this clause; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default with respect to any series of Notes shall occur and be continuing, the trustee or the holders of not less than 25% in principal amount of such series of Notes then outstanding (with notice to the trustee) may declare the unpaid principal balance immediately due and payable. Notwithstanding the foregoing, in the case an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice. However, any time after a declaration of acceleration with respect to the Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Notes of such series may, by written notice rescind and annul such acceleration under certain circumstances. See “—Modification and Waiver” below.

The Company must file annually with the trustee an officers’ certificate stating whether or not it is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying the nature and status of the default.

Within 90 days after receipt of written notice of any default hereunder with respect to the Notes, the Trustee shall send to all holders notice of such default, unless such default has been cured or waived; but in the case of a default other than in respect of the payment of the principal of or interest on the Notes, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Notes.

Modification and Waiver

Modification and amendments of the Indenture may be made by the Company and the trustee with the consent of the holders of a majority in principal amount of the outstanding Notes of each series affected provided, that no modification or amendment may, without the consent of the holder of each outstanding Note of such series affected:

•	change the stated maturity of the principal of, or any installment of principal of, or interest on, the Notes of such series;

•	reduce the principal amount of, or any premium or interest on, the Notes of such series;

•	reduce the amount of principal of the Notes payable upon acceleration of the maturity thereof;

•

impair the right to commence suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date) with respect to the Notes of such series;

•

reduce the percentage in principal amount of outstanding Notes of such series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•

modify the modification and waiver provisions of the Indenture, except to increase any percentage consent required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby.

Without the consent of any holder of outstanding Notes, the Company and the trustee may amend or supplement the Indenture and each series of Notes to evidence the succession of another person to the Company and the assumption of such successor to the obligations thereof in accordance with the Indenture, to add to the covenants of the Company for the benefit of the holders of all or any series, to surrender any right or power conferred upon the Company, to add any additional events of default, to secure the Notes, to establish the form or terms of any new series of notes, to cure any ambiguity, defect or inconsistency, to provide for the Notes in bearer form in addition to or in place of registered debt securities or to make any other provisions that do not adversely affect the rights of any holder of outstanding debt securities in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the Indenture with respect to that series and its consequences with respect to that series, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Satisfaction and Discharge of Indenture; Defeasance

The Indenture with respect to the Notes of any series may be discharged, subject to the terms and conditions as specified herein when:

•	all Notes of that series , with the exceptions provided for in the Indenture, of that series have been delivered to the trustee for cancellation;

•	all Notes not theretofore delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the Indenture.

The Company can terminate all of its obligations under the Indenture with respect to the Notes of any series , other than the obligation to pay interest on, premium, if any, and the principal of the Notes of such series and certain other obligations, known as “covenant defeasance,” at any time by:

•

depositing money or U.S. government obligations with the trustee in an amount sufficient in the written opinion of a nationally recognized firm of public accountants to pay the principal of and interest on the Notes of such series to their maturity; and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders and beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In addition, the Company can terminate all of its obligations under the Indenture with respect to the Notes of any series, including the obligation to pay interest on, premium, if any, and the principal of the Notes of such series, known as “legal defeasance”, at any time by:

•

depositing money or U.S. government obligations with the trustee in an amount sufficient in the written opinion of a nationally recognized firm of public accountants to pay the principal of and interest on the Notes of such series to their maturity, and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that (x) there has been a change in the U.S. federal income tax law since the date of the issuance of the Notes or (y) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or other formal statement or action, in either case, to the effect that holders and beneficial owners of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred.

Regarding the Trustee

The Indenture provides that, except during the continuance of an event of default known to the trustee, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an event of default known to the trustee, the trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of the Company’s creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Company or any of its affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign, subject to its right under the Trust Indenture Act to seek a stay of its duty to resign.

The Indenture also provides the trustee with certain rights and privileges.

Governing Law

The Indenture is and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Delivery and Form

DTC, New York, NY, will act as securities depository for the Notes. The Notes will be issued as fully registered Global Securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Investors may elect to hold interests in the Notes through DTC if they are participants in the DTC system, or indirectly through organizations which are participants in the DTC system.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants, which we refer to in this prospectus supplement as the Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the NYSE MKT LLC, and FINRA. Access to the DTC system is also available to others, which we refer to in this prospectus supplement as Indirect Participants, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each note, which we refer to in this prospectus supplement as the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes except in the event that use of the book-entry system for the Notes is discontinued. As a result, the ability of a person having a beneficial interest in the Notes to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes evidenced by the global Notes will be limited to such extent.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes. Under its usual procedures, DTC sends an Omnibus Proxy to the Company as soon as possible after the record date.

The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, interest and premium, if any, on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Company on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the Company’s responsibility and disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

Investors electing to hold their Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC effected in U.S. dollars.

Secondary market sales of book-entry interests in the Notes between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations in DTC’s Settlement System. If DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Notes in exchange for the Global Security representing such Notes. In addition, the Company may, at any time and in its sole discretion and subject to DTC’s procedures, determine not to have the Notes represented by one or more Global Securities and, in such event, will issue individual Notes in exchange for the Global Security or Securities representing the Notes. Also, if an event of default with respect to the Notes shall have occurred and be continuing, the Company may, and upon the request of the trustee, shall execute, Notes in definitive form in exchange for the Global Security or Securities representing the Notes. Individual Notes will be issued in denominations of $2,000 and any integral multiple of $1,000 above that amount.

Neither the Company nor the trustee will have any responsibility or obligation to participants in the DTC system or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the Notes, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the beneficial owners of the Notes.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee nor the underwriter, dealers or agents are responsible for the accuracy or completeness of this information.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking, S.A. (“Clearstream Banking SA”) and Euroclear Bank SA/NV (“Euroclear”) (two international clearing systems that perform functions similar to those that DTC performs in the United States), to facilitate the initial issuance of book-entry securities and cross- market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement.

Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain Definitions

Set forth below are certain of the defined terms used in the Indenture.

“Capital Stock” means, with respect to any person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such person, including, without limitation, preferred stock and any debt security convertible or exchangeable into such equity interest.

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Section 13(d) and 14(d) of the Exchange Act), other than us or one or more of our wholly-owned subsidiaries;

(2)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the

Exchange Act), directly or indirectly, of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(3)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting Capital Stock of such holding company immediately following that transaction are substantially the same as the holders of the voting Capital Stock of the Company immediately prior to that transaction or (B) immediately following that transaction, no person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of such holding company.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of “all or substantially all” of our properties or assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase its Notes as a result of the sale, transfer, conveyance or other disposition of less than all of the properties and assets of the Company and its subsidiaries, taken as a whole, to another person or group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Debt” means:

(a)

the principal of and premium (if any) in respect of any obligation of such person for money borrowed, and any obligation evidenced by Notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(b)

all obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and leaseback transaction entered into by such person;

(c)

all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d)	all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(e)

all obligations of the type referred to in clauses (a) through (d) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(f)	all obligations of the type referred to in clauses (a) through (d) of other persons secured by any Lien on any property of such person (whether or not such obligation is assumed by such person); and

(g)	to the extent not otherwise included in this definition, hedging obligations of such person.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Lien” means, with respect to any property of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property (including any capitalized lease obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Permitted Lien” means (i) Liens on the Capital Stock of a Significant Subsidiary to secure Debt incurred to finance the purchase price of such Capital Stock; (ii) Liens on the Capital Stock of a Significant Subsidiary existing at the time such person becomes a Subsidiary, provided that any such Lien is not incurred in anticipation of such person becoming a Subsidiary; and (iii) extensions, renewals, refinancings or replacements of any Lien referred to in the foregoing clauses (i) and (ii); provided, however, that any Liens permitted by any of the foregoing clauses (i) and (ii) shall not extend to or cover any additional Capital Stock of a Significant Subsidiary, other than the property that previously secured such Lien.

“Rating Agency” means:

(1)	each of Moody’s and S&P; and

(2)

if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c) (2) (vi) (F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Ratings Decline” means at any time during the period commencing on the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, and ending 60 days thereafter (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) that (a) the rating of the Notes shall be reduced by both Rating Agencies and (b) the Notes shall be rated below Investment Grade by each of the Rating Agencies.

“S&P” means S&P Global Ratings, and its successors.

“Significant Subsidiary” means any subsidiary that would be a “Significant Subsidiary” of a specified person within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

United States Taxation

This section describes certain United States federal income tax consequences of the purchase, ownership and sale, exchange, retirement or other taxable disposal of the Notes offered in this offering. It applies to you only if you are a beneficial owner of the Notes that acquires Notes in this offering at their initial offering price and you hold your Notes as capital assets for United States federal income tax purposes. This section does not address all of the United States federal income tax consequences that may apply to a holder that is subject to special tax rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a bank or other financial institution;

•	an insurance company;

•	a real estate investment trust or regulated investment company;

•	a tax-exempt organization;

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks;

•	a person that owns Notes as part of a straddle or conversion transaction for United States federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	a United States holder (as defined below) whose functional currency for United States federal income tax purposes is not the U.S. dollar; or

•	U.S. expatriates, certain former citizens or long-term residents of the United States.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. In addition, this section does not address all aspects of United States taxation that may be applicable to investors in light of their particular circumstances, including the effect of United States federal alternative minimum tax, gift or estate tax laws, or any state or local tax laws.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

This section does not address the 3.8% United States federal income tax on net investment income of certain United States persons. Investors should consult their own advisors regarding the possible application of this tax.

Please consult your own tax advisor concerning the consequences of purchasing, owning or disposing of the Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the United States federal income tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (ii) it was in existence on August 20, 1996 and made a valid election to continue to be treated as a domestic trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Additional Payments. In certain circumstances, the Company may be obligated or elect to pay amounts in excess of stated principal on the Notes. See “Description of Notes—Optional Redemption” and “—Purchase of Notes Upon a Change of Control Triggering Event.” The Company believes that the possibility of any such payment is remote and therefore the rules governing contingent payment debt instruments should not apply to the Notes. The Company’s position is binding on a United States holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. The U.S. Internal Revenue Service (the “IRS”), however, may take a different position, which could require a United States holder to accrue income on its Notes in excess of stated interest and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. The discussion herein assumes that the Notes will not be treated as contingent payment debt instruments.

Payments of Interest. Interest on a Note will generally be taxable to you as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for United States federal income tax purposes.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes. Your adjusted tax basis in a Note generally will be its cost. Unless a non-recognition provision applies, you will generally recognize capital gain or loss on the sale, exchange, retirement or other taxable disposition of a Note equal to the difference between the amount you realize on such disposition (excluding any amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously included in income) and your adjusted tax basis in the Note. Capital gain of a noncorporate United States holder is generally taxed at a reduced rate of taxation where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.

Non-United States Holders

This subsection describes the United States federal income tax consequences to a Non-United States holder. You are a Non-United States holder if you are the beneficial owner of a Note and are not a United States holder (as described above) or a partnership (including any entity treated as a partnership) for United States federal income tax purposes.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest. Subject to the discussions below under the captions “—Backup Withholding and Information Reporting” and “—FATCA,” the interest income paid to you in respect of the Notes generally will not be subject to United States federal income taxes or United States withholding tax if such income is not effectively connected with the conduct by you of a trade or business in the United States and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s voting equity interests; and

•	you are not a “controlled foreign corporation” that is related to the Company actually or constructively through stock ownership; and

•

the applicable withholding agent (i) receives a statement (generally on IRS Form W-8BEN or IRS Form W-8BEN-E) from you, signed under penalties of perjury, that you are not a United States person and certain other certification requirements are satisfied and (ii) has no actual knowledge or reason to know that you are a United States holder.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to United States federal withholding tax at a 30% rate, unless (i) you provide the withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an income tax treaty, or (ii) the payments of interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) and you provide the withholding agent with a properly executed IRS Form W-8ECI.

Interest income that is effectively connected with your conduct of a United States trade or business will be taxed on a net basis at regular graduated United States federal income tax rates rather than the 30% gross rate unless an applicable tax treaty provides otherwise. In the case of a Non-United States holder that is a corporation, branch profits tax at a rate of 30% (or a lower applicable treaty rate) also may apply to the holder’s effectively connected interest, as adjusted for certain items.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes. Subject to the discussions below under the captions “—Backup Withholding and Information Reporting” and “—FATCA,” any gain you realize on a sale, exchange, retirement or other taxable disposition of the Notes generally will be exempt from United States federal income tax, including United States withholding tax, unless:

•

your gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain would generally be taxed in the same manner as interest that is effectively connected with such trade or business, as described above; or

•

you are an individual holder and are present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case, unless an applicable tax treaty provides otherwise, you will generally be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to payments of interest on a Note, and the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a Note, paid to United States holders unless such holders establish that they are exempt recipients. Backup withholding may apply to such payments or proceeds if the United States holder fails to provide a correct taxpayer identification number and otherwise comply with the applicable backup withholding rules.

Non-United States holders that properly certify as to their non-United States status as described above under the third bullet in “—Non-United States Holders—Payments of Interest” or otherwise establish an exemption are not subject to backup withholding on payments of interest to them. However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-United States holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-United States holder resides or is established. Proceeds of the sale or other taxable disposition (including a retirement or redemption) of a Note within the United States or conducted through certain United States-related brokers generally will not be subject to backup withholding or information reporting if the Non-United States holder complies with certain certification procedures described above or otherwise establishes an exemption. Proceeds of a disposition (including a retirement or redemption) of a Note conducted through a non-United States office of a non-United States broker (other than a United States-related broker), which proceeds are paid outside the United States, generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment made to a holder generally may be claimed as a credit against such person’s United States federal income tax liability, if any, and may entitle such person to a refund, provided such holder timely furnishes the required information to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the Notes to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). Additionally, under existing Treasury regulations, FATCA withholding on gross proceeds from the sale or other disposition of the Notes was to take effect on January 1, 2019; however, proposed Treasury regulations, which may be relied upon by taxpayers until final Treasury regulations are published, would eliminate FATCA withholding on such types of payments. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-United States Holders—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You are urged to consult your own tax advisor regarding these rules.

UNDERWRITING

BofA Securities, Inc. is acting as book-running manager of this offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed, severally and not jointly, to purchase from us, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter’s name in the table below.

Underwriters	Principal Amount of 20 Notes due 20	Principal Amount of 20 Notes due 20
BofA Securities, Inc.

Total	$	$

Subject to terms and conditions set forth in the underwriting agreement, the underwriters are obligated, severally and not jointly, to purchase all the Notes if they purchase any of the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters propose to offer the Notes directly to the public at the relevant public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the relevant public offering price less a concession not to exceed                 % of the principal amount of the 20         Notes,         % of the principal amount of the 20         Notes and         % of the principal amount of the 20         Notes. The underwriters may allow, and dealers may re-allow, a concession not to exceed                 % of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the representative may change the relevant public offering price and concession.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by the Company
Per 20 Note		%
Per 20 Note		%

We estimate that our total expenses (excluding the underwriting discount) for this offering will be approximately $                .

In connection with the offering, the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over- allotment involves syndicate sales of Notes in excess of the principal amounts of the Notes to be purchased by the underwriters in the offering, which creates syndicate short positions. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids for or purchases of Notes made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

We have agreed that we will not, for a period commencing on the date of this prospectus supplement and ending upon delivery of the Notes, without first obtaining the prior written consent of the representative ((which consent may be withheld at the representatives’ discretion), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Notes or any securities that are substantially similar to the Notes, whether owned as of the date of this prospectus supplement or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Notes or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any Notes or such other securities, in cash or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters or their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

We expect to deliver the Notes against payment for the Notes on the                business day following the date of the pricing of the Notes, which we refer to as T+                . Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, investors who wish to trade Notes prior to the second business day before settlement will be required, by virtue of the fact that the Notes initially will settle in T+                , to specify alternative settlement arrangements to prevent a failed settlement.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither us nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Prohibition of Sales to EEA Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes.

Prohibition of Sales to United Kingdom Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus and any other material in relation to the Notes are only being distributed to and are only directed at persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “relevant persons.” The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The Notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, the Notes may not be offered other than by an underwriter that:

•

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA is complied with or does not apply; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any of the Notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and governmental guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the Notes except:

(1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material related to the Notes may be publicy distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the Notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

Notice to Prospective Investors in the Dubai International Financial Centre (the “DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain legal matters relating to the Notes offered hereby will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements and related financial statement schedule of Arthur J. Gallagher & Co. appearing in Arthur J. Gallagher & Co.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Arthur J. Gallagher & Co.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters.

Our filings are available to the public through the website maintained by the SEC at http://www.sec.gov. Our filings are also available on our investor relations website at https://investor.ajg.com. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The information on our website or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus or any other filing we make with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement and the accompanying prospectus. These documents contain important information about us and our financial condition, business and results.

We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement and before the termination of the offering of the securities made under this prospectus supplement; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or corresponding information furnished under Item 9.01 of

Form 8-K (or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless specifically noted below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 8, 2021;

•

The portions of our proxy statement for our 2021 annual meeting of stockholders filed with the SEC on March 19, 2021 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on April 30, 2021; and

•	Our Current Report on Form 8-K filed on May 12, 2021 (Item 1.01 only).

Information in this prospectus supplement supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus supplement and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (630) 773-3800 or by writing to us at the following address:

General Counsel

Arthur J. Gallagher & Co.

2850 Golf Road

Rolling Meadows, Illinois 60008-4050

These filings and reports can also be found on our investor relations website, located at https://investor.ajg.com. Additionally, you may obtain copies of any of these through the SEC’s website at http://www.sec.gov.

The information on our website or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus or any other filing we make with the SEC.

PROSPECTUS

DEBT SECURITIES

GUARANTEES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our debt securities, guarantees of debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities may consist of debentures, notes or other types of debt. We may also use this prospectus from time to time to register these securities that may be offered and sold by selling securityholders.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell these securities without a prospectus supplement describing the method and terms of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the information we incorporate by reference, before you make your investment decision.

We may sell these securities on a continuous or delayed basis directly, through agents or underwriters designated from time to time or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page 10. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of these securities. If any agents, dealers or underwriters are involved in the sale of these securities, the applicable prospectus supplement will set forth the names and any applicable commissions or discounts.

Our common stock is traded on the New York Stock Exchange under the symbol “AJG.”

Investing in these securities involves risks. You should carefully read and consider the risks referenced under “Risk Factors” beginning on page 3 of this prospectus for a discussion of the factors you should carefully consider, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, in determining whether to invest in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration process, we may from time to time, offer and sell the securities described in this prospectus or use this prospectus to register securities that may be offered and sold by selling securityholders from time to time. This prospectus provides a general description of the securities that we may offer and sell and that may be offered and sold by selling securityholders. Each time we offer and sell these securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which it may be offered. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before investing in our securities, both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” should be carefully reviewed.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide, without charge, a copy of any or all of the documents incorporated by reference in this prospectus upon written or oral request. Direct any such requests to: General Counsel, Arthur J. Gallagher & Co., 2850 Golf Road, Rolling Meadows, Illinois 60008-4050 (telephone number (630) 773-3800).

You should rely only on information contained in or incorporated by reference in this prospectus. We have not authorized anyone to give you any information or make any representation that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this prospectus (including the information contained in any document incorporated by reference in this prospectus) speaks only as of the date of each such document, unless the information specifically indicates that another date applies.

ARTHUR J. GALLAGHER & CO.

We are engaged in providing insurance brokerage and consulting services, and third-party property/casualty claims settlement and administration services to entities in the U.S. and abroad.

We generate approximately 68% of our revenues for the combined brokerage and risk management segments in the United States, with the remaining 32% generated internationally, primarily in the United Kingdom, Australia, Canada, New Zealand and Bermuda. We have three reportable segments: brokerage, risk management and corporate, which contributed approximately 74%, 14% and 12%, respectively, to our 2020 revenues. Our major sources of operating revenues are commissions, fees and supplemental and contingent revenues from brokerage operations, and fees, including performance-based fees, from our risk management operations. The corporate segment generates revenues from our clean energy investments.

For more information about our business, please refer to the “Business” section in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.

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Shares of our common stock are traded on the New York Stock Exchange under the symbol “AJG”. We were reincorporated as a Delaware corporation in 1972. Our executive offices are located at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050, and our telephone number is (630) 773-3800.

Unless the context otherwise requires, the terms “we,” “our,” “Gallagher”, and “us” refer to Arthur J. Gallagher & Co. and/or its subsidiaries, as appropriate. The term “you” refers to a prospective investor.

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement as well as under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of our securities. If any one or more of the risks set forth in the applicable prospectus supplement or documents incorporated by reference into this prospectus actually occur, our business, financial condition or results of operations would likely suffer. In addition, the trading price of our securities could decline, and you may lose all or part of your investment.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents they incorporate by reference, contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. Such statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “contemplate,” “forecast,” “project,” “intend,” “plan,” “potential,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “see,” “should,” “will” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market and industry conditions, including competitive and pricing trends; acquisition strategy including the expected size of our acquisition program; the expected impact of acquisitions and dispositions; the development and performance of our services and products; changes in the composition or level of our revenues or earnings; our cost structure and the size and outcome of cost-saving or restructuring initiatives; future capital expenditures; future debt levels and anticipated actions to be taken in connection with maturing debt; future debt to earnings ratios; the outcome of contingencies; dividend policy; pension obligations; cash flow and liquidity; capital structure and financial losses; future actions by regulators; the outcome of existing regulatory actions, investigations, reviews or litigation; the impact of changes in accounting rules; financial markets; interest rates; foreign exchange rates; matters relating to our operations; income taxes, expectations regarding our investments, including our clean energy investments; human capital management, including diversity and inclusion initiatives; environmental, social and governance matters, including climate-resilience products and services and carbon emissions; and integrating recent acquisitions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.

Potential factors that could impact results include:

•	The ongoing COVID-19 pandemic, including its effect on the economy, our employees, our clients, the regulatory environment and our operations;

•

The current or a future economic downturn or unstable economic conditions, whatever the cause, including the effects of the COVID-19 pandemic, or other factors like Brexit, worsening international relations, tariffs, trade wars, political violence and unrest in the U.S. or around the world, or climate change and other long-term environmental, social and governance matters and global health risks;

•	Volatility or declines in premiums or other adverse trends in the insurance industry;

•	Competitive pressures, including as a result of innovation, in each of our businesses;

•

Risks that could negatively affect the success of our acquisition strategy, including the impact of current economic uncertainty on our ability to source, review and price acquisitions, continuing consolidation in our industry and growing interest in acquiring insurance brokers on the part of private equity firms and newly public insurance brokers, which could make it more difficult to identify targets and could make them more expensive, the risk that we may not receive timely regulatory approval of desired transactions, execution risks, integration risks, poor cultural fit, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated liabilities such as cybersecurity issues or those relating to violations of anti-corruption and sanctions laws;

•	Failure to successfully and cost-effectively integrate recently acquired businesses and their operations or fully realize synergies from such acquisitions in the expected time frame;

•

Cyber attacks or other cybersecurity incidents including the ransomware incident referred to in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under “Update on Ransomware Incident”; improper disclosure of confidential, personal or proprietary data; and changes to laws and regulations governing cybersecurity and data privacy;

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•

Risks arising from changes in U.S. or foreign tax laws, including the current U.S. president’s administration’s potential reversal of all or part of the U.S. Tax Cuts and Jobs Act 2017 (which we refer to as the TCJA) and related regulations;

•	Uncertainty from the expected discontinuance of LIBOR;

•	Our failure to attract and retain experienced and qualified talent, including our senior management team, and the risk of our CEO or another senior executive contracting COVID-19;

•

Risks arising from our international operations, including the risks posed by political and economic uncertainty in certain countries (such as the risks posed by Brexit), risks related to maintaining regulatory and legal compliance across multiple jurisdictions (such as those relating to violations of anti-corruption, sanctions and privacy laws), rising global tensions and protectionism, and risks arising from the complexity of managing businesses across different time zones, languages, geographies, cultures and legal regimes that conflict with one another at times;

•

Risks particular to our risk management segment, including reduced economic activity due to COVID-19 further reducing claim activity, any slowing of the trend toward outsourcing claims administration, and the concentration of large amounts of revenue with certain clients;

•

Risks particular to our benefit consulting operations, including reduced economic activity due to COVID-19 further reducing fee revenue from special projects and risks to the business posed by potential changes to health legislation under the current U.S. president’s administration;

•	The higher level of variability inherent in contingent and supplemental revenues versus standard commission revenues, particularly in light of the changed revenue recognition accounting standard;

•	Sustained increases in the cost of employee benefits;

•	A disaster or other significant disruption to business continuity, including natural disasters and political violence and unrest in the U.S. or elsewhere around the world;

•	Damage to our reputation including as a result of environmental, social and governance matters;

•	Climate risks, including the risk of a systemic economic crisis and disruptions to our business caused by the transition to a low-carbon economy;

•

Our failure to apply technology effectively in driving value for our clients through technology-based solutions, or failure to gain internal efficiencies and effective internal controls through the application of technology and related tools;

•

Our failure to comply with regulatory requirements, including those related to governance and control requirements in particular jurisdictions, international sanctions, or a change in regulations or enforcement policies that adversely affects our operations (for example, relating to insurance broker compensation methods);

•

Violations or alleged violations of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 or other anti-corruption laws and the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (which we refer to as FATCA);

•	The outcome of any existing or future investigation, review, regulatory action or litigation;

•	Unfavorable determinations related to contingencies and legal proceedings;

•	Significant changes in foreign exchange rates;

•	Changes to our financial presentation from new accounting estimates and assumptions;

•

Risks related to our clean energy investments, including intellectual property claims, utilities switching from coal to natural gas or renewable energy sources, environmental and product liability claims, environmental compliance costs and the risk of disallowance by the Internal Revenue Service (which we refer to as the IRS) of previously claimed tax credits;

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•	The risk that our outstanding debt adversely affects our financial flexibility and restrictions and limitations in the agreements and instruments governing our debt;

•	The risk we may not be able to receive dividends or other distributions from subsidiaries;

•	The risk of share ownership dilution when we issue common stock as consideration for acquisitions and for other reasons; and

•	Volatility of the price of our common stock.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above, and are currently, or in the future could be, amplified by the COVID-19 pandemic. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. Many of the factors that will determine these results are beyond our ability to control or predict. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date that they are made, and we do not undertake any obligation to update any such statements or release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect new information, future or unexpected events or otherwise, except as required by applicable law or regulation.

A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any reports we file with the SEC in the future, which are incorporated by reference into this prospectus.

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USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. Net proceeds may be temporarily invested prior to use. We will not receive any proceeds from the sale of securities offered for sale in connection with this prospectus by selling securityholders. The selling securityholders will receive all of the net proceeds from those sales.

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SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

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DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees, common stock, preferred stock, warrants, depositary shares, purchase contracts, or units that may be offered under this prospectus.

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PLAN OF DISTRIBUTION

We, or any selling securityholders, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or a combination thereof, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in the applicable prospectus supplement.

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LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of the securities being offered by this prospectus. Any underwriters, dealers or agents will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements and related financial statement schedule of Arthur J. Gallagher & Co. appearing in Arthur J. Gallagher & Co.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Arthur J. Gallagher & Co.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may access and read our SEC filings, including the complete registration statement of which this prospectus is a part and all of the exhibits to it, through commercial document retrieval services, which are available to the public, and also on the SEC’s website located at http://www.sec.gov. This site contains reports and other information that we file electronically with the SEC.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and its exhibits and schedules.

Statements in this prospectus about the contents of any contract, agreement or other documents are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents, which have been separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or corresponding information furnished under Item 9.01 of Form 8-K (or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless specifically noted below:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 8, 2021 (including the portions of our proxy statement for our 2021 annual meeting of stockholders incorporated by reference therein);

•

The portions of our proxy statement for our 2020 annual meeting of stockholders filed with the SEC on March 23, 2020 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (registration no. 0-13480), filed with the SEC on November  2, 1987, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and all amendments or reports filed for the purpose of updating such descriptions.

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Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (630) 773-3800 or by writing to us at the following address:

General Counsel

Arthur J. Gallagher & Co.

2850 Golf Road

Rolling Meadows, Illinois 60008-4050

These filings and reports can also be found on our investor relations website, located at https://investor.ajg.com. Additionally, you may obtain copies of any of these through the SEC’s website: http://www.sec.gov.

The information contained on our website does not constitute a part of this prospectus.

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$

Arthur J. Gallagher & Co.

$        % Senior Notes due

$        % Senior Notes due

Preliminary Prospectus Supplement

Book-Running Manager

BofA Securities

                    , 2021